Exhibit 99.1

Dollar Tree Stores, Inc. Board Authorizes $500 Million Share Repurchase Program

CHESAPEAKE, Va. – October 4, 2007 - Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, today announced that its Board of Directors has authorized the repurchase of an additional $500 million of its common stock. Stock repurchases may be made, from time-to-time, either in the open market or through privately negotiated transactions, at management's discretion, depending on market conditions and other factors, in accordance with Securities and Exchange Commission requirements. This authorization is in addition to the November 2006 repurchase authorization, of which the Company has approximately $99 million remaining available to expend.

“The Company has demonstrated the continual ability to self-fund store growth, as well as other initiatives, while generating substantial free cash,” said President and CEO Bob Sasser.  “Accordingly, the Board of Directors has approved the increased level of stock repurchase activity, as recommended by management, as part of our continued commitment to reward our long-term shareholders.”

Dollar Tree Stores operates 3,334 stores in 48 states as of August 4, 2007.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS:  This press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate. For example, our forward-looking statements include statements regarding our intentions to repurchase stock, our future cash flow and our ability to fund future growth. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” "Business," and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10 - K filed April 4, 2007 and our Quarterly Report on Form 10-Q filed September 12, 2007. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com

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